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Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges
Jostens, Inc. and subsidiaries


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                                      Six months ended                                      Years ended
                                   ----------------------         ----------------------------------------------------------------
(Unaudited)                          July 1       July 3          January 1         January 2         January 3        December 28
Dollars in thousands                  2000         1999             2000              1999              1998               1996
--------------------                 -------      -------          ---------         ---------         ---------       -----------
Earnings

Income from continuing operations
before income taxes...............   $33,286      $79,142           $74,659           $83,520          $93,383           $62,953

Interest expense
(excluding capitalized interest)..    15,134        2,693             7,312             7,014            6,854             9,343

Portion of rent expense under
long-term operating leases
representative of an interest
factor............................       601          777             1,483             1,233            2,133             2,100

Amortization of debt expense......       158            6               174                12               12                62
                                     -------      -------           -------           -------         --------           -------
Total earnings....................   $49,179      $82,618           $83,628           $91,779         $102,382           $74,458
                                     =======      =======           =======           =======         ========           =======

Fixed charges

Preferred stock divided
requirement.......................     2,072

Interest expense
(including capitalized interest)..    15,134        2,949             7,713             7,717           6,854              9,343

Portion of rent expense under
long-term operating leases
representative of an interest
factor............................       601          777             1,483             1,233           2,133              2,100

Amortization of debt expense......       158            6               174                12              12                 62
                                     -------      -------           -------           -------         -------            -------
Total fixed charges...............   $17,965      $ 3,732           $ 9,370           $ 8,962         $ 8,999            $11,505
                                     =======      =======           =======           =======         =======            =======

Ratio of earnings to
fixed charges.....................       2.7         22.1               8.9              10.2            11.4                6.5

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                                                                                                       Pro Forma
                                     Six months ended              Years ended                        Year Ended
                                     ----------------       -----------------------------             -----------
(Unaudited)                            December 28          June 30    June 30    June 30              January 1
Dollars in thousands                       1996               1996       1995       1994                  2000
                                     ----------------       -------    --------   --------             -----------

Earnings

Income from continuing operations
before income taxes...............     $     26             $87,479    $ 93,893    $48,494             $ (7,400)

Interest expense
(excluding capitalized interest)..        4,324               9,296       5,350      6,701               82,500

Portion of rent expense under
long-term operating leases
representative of an interest
factor............................        1,070               2,103       2,100      2,000                1,483

Amortization of debt expense......            6                 107         102        102                5,100
                                       --------             -------    --------    -------             --------
Total earnings....................     $  5,426             $98,985    $101,445    $57,297              $81,683
                                       ========             =======    ========    =======              =======

Fixed charges

Preferred stock divided
requirement.......................                                                                       16,000

Interest expense
(including capitalized interest)..        4,324               9,296       5,350      6,701               82,500

Portion of rent expense under
long-term operating leases
representative of an interest
factor............................        1,070               2,103       2,100      2,000                1,483

Amortization of debt expense......            6                 107         102        102                5,100
                                       --------             -------    --------    -------             --------
Total fixed charges...............     $  5,400             $11,506    $  7,552    $ 8,803             $105,083
                                       ========             =======    ========    =======             ========

Ratio of earnings to
fixed charges.....................          1.0                 8.6        13.4        6.5                  0.8


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